Exhibit 99.1

Duos Technologies Group Announces CFO Transition and Strategic Growth Focus

Jacksonville, FL / Globe Newswire / April 30, 2024 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT) through its operating subsidiary Duos Technologies, Inc. a provider of Machine Vision and Artificial Intelligence (“AI”) to analyze fast moving freight, passenger and transit trains and trucks, today announced the re-appointment of Adrian Goldfarb as Chief Financial Officer, effective April 29, 2024, following the departure of Andrew Murphy who has been recruited by another company to serve as their CFO. Mr. Murphy served as Duos’ CFO since November 2022 and was instrumental in the development of the finance team to support senior management in preparation for an expected growth in business.

"On behalf of the Duos management team and Board, I extend sincere appreciation to Andrew Murphy for his outstanding contributions to the Company," said Chuck Ferry, Chief Executive Officer of Duos. "Andrew's dedication and expertise have been instrumental in shaping our financial strategy and positioning Duos for sustained growth. Although I am disappointed that we were unable to retain him, we wish him all the best in his future endeavors." In discussing the return of Mr. Goldfarb, Mr. Ferry said, “Adrian has served as a Strategic Advisor to me and due to the stage that we are at with an expansion of our business, I wanted to replace Andrew with someone who has a deep knowledge of the business and can quickly assume the role so that we can continue our progress seamlessly.”

Expressing gratitude for his tenure, Murphy stated, "It has been a privilege to contribute to Duos' operational development over the past years. I extend my heartfelt appreciation to Chuck, Adrian, and the entire Board for their unwavering support and confidence. I am confident that Duos is well-positioned for continued success under Adrian's leadership."

Adrian Goldfarb, as returning CFO, brings a wealth of experience and a deep understanding of Duos' operations and financial landscape. Goldfarb's tenure with Duos dates back over a decade, during which he has played a pivotal role in shaping the Company's financial strategies working closely with the investment community.

"I am honored to re-assume the role of CFO at Duos," stated Mr. Goldfarb. "Having been part of this remarkable journey for over a decade, I am excited to leverage my experience and insights to further drive Duos' financial performance and support its strategic objectives." In his new capacity, Goldfarb will lead Duos' financial operations and strategic planning efforts, focusing on accelerating growth initiatives such as the AI Rail Data Subscription expansion, Edge Data computing strategy, and advancements in the power generation and energy sector.

Chuck Ferry also expressed appreciation for Goldfarb's contributions, stating, "We are grateful for Adrian's steadfast dedication and invaluable contributions to Duos' financial success over the years. As he returns to this role, I am confident that Adrian will continue to play a pivotal role in driving our growth trajectory and delivering value to our shareholders."

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision-based technology solutions using Machine Vision and Artificial Intelligence (“AI”) to analyze fast moving freight, passenger and transit trains and trucks streamlining operations, improving safety and reducing costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts
Corporate Fei Kwong, Director, Corporate Communications Duos Technologies Group, Inc. (Nasdaq: DUOT) 904-652-1625 fk@duostech.com